EXHIBIT 99.1

(Investors)	Robert B. Tschudy Senior Vice President and CFO SCPIE Holdings Inc. 310/557-8739 e-mail: rtschudy@scpie.com Roger Pondel PondelWilkinson Inc. 310/279-5980 e-mail: rpondel@pondel.com	(Media)	Howard Bender Vice President, Communications SCPIE Holdings Inc. 310/551-5948 e-mail: hbender@scpie.com

SCPIE HOLDINGS ANNOUNCES IMPROVED FINANCIAL RESULTS

FOR 2007 THIRD QUARTER, NINE MONTHS

Los Angeles, California – November 1, 2007 – SCPIE Holdings Inc. (NYSE:SKP), a major provider of healthcare liability insurance, today reported improved results for its third quarter and nine months ended September 30, 2007.

For the 2007 third quarter, net income rose 30% to $4.3 million, equal to $0.44 per diluted share, from $3.3 million, or $0.34 per diluted share, in the 2006 corresponding period. Total revenues for the 2007 third quarter increased to $36.0 million, compared with $35.1 million a year ago.

Net income for the first nine months of 2007 increased to $11.7 million, equal to $1.21 per diluted share, from $8.3 million, or $0.86 per diluted share, for the same period in 2006. Total revenues for the 2007 year-to-date period were $106.8 million, compared with $108.3 million last year.

Core Operating Review

SCPIE’s direct healthcare liability operations posted an underwriting profit of $3.7 million for the 2007 third quarter, compared with $2.8 million in the corresponding prior-year period. Net earned premiums for direct healthcare operations were $30.3 million, nearly the same as last year’s $30.5 million. Net written premiums for the quarter increased to $8.0 million from $6.7 million in the 2006 third quarter.

The combined ratio for SCPIE’s core business in the 2007 third quarter improved to 87.8%, with a loss ratio of 66.5%. A year ago, the Company’s combined ratio for the third quarter was 90.9%, including a loss ratio of 71.1%. The expense ratio for the core segment in the 2007 third quarter was 21.3%, compared with 19.8% for the same period last year.

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SCPIE Holdings Inc.

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For the first three quarters of 2007, SCPIE’s healthcare liability operations had an underwriting profit of $9.5 million, up from $7.7 million in the prior year. Net earned premiums totaled $90.2 million, compared with $93.1 million last year, and net written premiums were $95.8 million, compared with $98.8 million for the first nine months of 2006. The combined ratio for the first three quarters of 2007 was 89.5%, including a loss ratio of 68.7%. This is improved from a combined ratio for the first nine months of 2006 of 91.7%, with a loss ratio of 71.0%.

SCPIE’s retention rate for its direct healthcare liability business over the past 12 months was 94.2%.

Non-Core Review

SCPIE continues to run off its healthcare liability operations in states other than California and Delaware. Outstanding net reserves for this business declined to $25.4 million at September 30, 2007, from $37.7 million at December 31, 2006. Open claims dropped to 91 at the end of the 2007 third quarter from 100 at the end of the preceding second quarter, and 136 at year-end 2006.

In the assumed reinsurance area, also in run-off, there was an underwriting loss of $1.7 million for the quarter and $6.4 million for the first nine months of 2007, compared to underwriting losses of $2.6 million and $8.5 million, respectively, for the same periods in 2006. Outstanding net reserves for the reinsurance segment declined 27.8% to $35.4 million at September 30, 2007, from $49.0 million at December 31, 2006, primarily as a result of the commutation of London-based contracts.

Financial Summary

Revenues for the third quarter included net investment income of $5.8 million and a realized investment loss of $227,000. Last year’s third-quarter totals included net investment income of $5.3 million and realized investment losses of $259,000. For the first nine months of 2007, net investment income totaled $16.6 million, with realized investment losses of $111,000, compared with net investment income of $15.5 million and realized investment losses of $423,000 for the first three quarters of 2006.

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SCPIE Holdings Inc.

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At September 30, 2007, SCPIE’s balance sheet remained debt free. Book value at the end of the third quarter rose to $23.12 per share from $21.63 at December 31, 2006.

Supplemental financial data relating to the Company’s performance is contained in the detailed statements accompanying this news release.

Investor Conference Call

An investor conference call to discuss SCPIE’s third-quarter 2007 results will be held today, November 1, 2007, at 9 am Pacific Time (12 noon Eastern Time). The call will be open to all interested investors through a live audio web broadcast via the Internet at www.scpie.com and www.earnings.com. A rebroadcast will also be available on both websites.

A telephonic playback of the call will be available from approximately 11 am Pacific Time, Thursday, November 1, 2007, to 5 pm Pacific Time, Thursday, November 8, 2007. Listeners should call 888/286-8010 (domestic) or 617/801-6888 (international) and use Reservation Number 62380641.

About SCPIE Holdings

SCPIE Holdings Inc. is a leading provider of healthcare liability insurance for physicians, oral and maxillofacial surgeons, and other healthcare providers, as well as medical groups and healthcare facilities. Since the Company was founded in 1976, it has carved out a significant niche in the insurance industry by providing innovative products and services for the healthcare community.

On October 16, 2007, the Company announced that it has entered into a definitive agreement to be acquired by The Doctors Company, a physician-owned medical malpractice carrier headquartered in Napa, California. The transaction is expected to be completed in the first half of 2008, and is subject to customary closing conditions, including regulatory approvals and the approval of the Company’s stockholders.

Additional Information and Where to Find It

SCPIE Holdings intends to file a proxy statement in connection with the proposed acquisition. The proxy statement will be mailed to SCPIE’s stockholders, who are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the acquisition. Investors and security holders may obtain free copies of these documents and other documents filed with the Securities and Exchange Commission at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by SCPIE at the Investors/Media section on its corporate website at www.scpie.com.

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SCPIE Holdings’ executive officers and directors may be participants in the solicitation of proxies from SCPIE stockholders with respect to the acquisition. Information about the Company’s executive officers and directors, and their ownership of SCPIE Holdings common stock, is set forth in the proxy statement for SCPIE’s 2007 Annual Meeting of Stockholders, which was filed with the SEC on April 18, 2007, and in the reports filed by the executive officers and directors under Section 16 of the Securities Exchange Act of 1934, as amended, since such date. Additional information regarding the direct and indirect interests of SCPIE’s executive officers and directors in the acquisition will be in the preliminary and definitive proxy statements regarding the merger, which will be filed with the SEC.

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In addition to historical information, this news release contains forward-looking statements that are based upon the Company’s estimates and expectations concerning future events and are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. Actuarial estimates of losses and loss expenses and expectations concerning the Company’s ability to retain current insureds at profitable levels, successful withdrawal from the assumed reinsurance business, continued solvency of the Company’s reinsurers, obtaining rate change regulatory approvals, expansion of liability insurance business in its principal market, and improved performance and profitability are dependent upon a variety of factors, including future economic, competitive and market conditions, frequency and severity of catastrophic events, future legislative and regulatory actions, uncertainties and potential delays in obtaining rate approvals, the level of ratings from recognized rating services, the inherent uncertainty of loss and loss expense estimates in both the core business and discontinued non-core business and the cyclical nature of the property and casualty insurance industry, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. The Company is also subject to certain structural risks as an insurance holding company, including statutory restrictions on dividends and other intercompany transactions.

Risks and uncertainties regarding the pending transaction with The Doctors Company include the possibility that the closing does not occur, or is delayed, due to the failure of closing conditions (including approval by the Company’s stockholders and regulatory authorities) and risks that the pending transaction could disrupt current plans and opportunities of the Company. Other factors that may cause actual results to differ from the forward-looking statements contained herein and that may affect the Company’s prospects are included in the Company’s other filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information herein, the inclusion of such information should not be regarded as representation by the Company or any other person that the Company’s objectives or plans will be realized.

SCPIE Holdings Inc. and Subsidiaries

Consolidated Balance Sheets

(Dollars in Thousands)

	September 30, 2007	December 31, 2006
ASSETS

Securities available-for-sale:
Fixed maturities investments, at fair value (amortized cost 2007—$336,715; 2006—$397,553)	$332,942	$389,954
Equity investments, at fair value (cost 2007—$1,501; 2006—$1,723)	1,837	2,034

Total securities available-for-sale	334,779	391,988
Cash and cash equivalents	205,964	145,815

Total investments	540,743	537,803
Accrued investment income	4,569	5,330
Premiums receivable	22,655	18,697
Assumed reinsurance receivables	20,713	17,089
Reinsurance recoverable	41,145	45,564
Deferred policy acquisition costs	8,425	7,351
Deferred federal income taxes, net	37,507	44,661
Property and equipment, net	1,142	1,733
Other assets	7,056	7,281

Total assets	$683,955	$685,509

LIABILITIES

Reserves:
Loss and loss adjustment expenses	$386,242	$405,448
Unearned premiums	47,383	41,815

Total reserves	433,625	447,263
Amounts held for reinsurance	12,904	13,317
Other liabilities	15,938	18,285

Total liabilities	462,467	478,865
Commitments and contingencies

STOCKHOLDERS’ EQUITY

Preferred stock—par value $1.00, 5,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock—par value $.0001, 30,000,000 shares authorized, 12,792,091 shares issued, 2007— 9,581,333 shares outstanding 2006— 9,553,906 shares outstanding	1	1
Additional paid-in capital	36,704	37,127
Retained earnings	283,379	271,925
Treasury stock, at cost (2007— 2,710,758 shares and 2006—2,738,185 shares)	(94,078)	(95,278)
Subscription notes receivable	(1,569)	(1,849)
Accumulated other comprehensive loss	(2,949)	(5,282)

Total stockholders’ equity	221,488	206,644

Total liabilities and stockholders’ equity	$683,955	$685,509

SCPIE Holdings Inc. and Subsidiaries

Consolidated Statements of Operations

(Dollars in Thousands, except per-share data)

	Nine Months Ended		Three Months Ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Revenues:
Net premiums earned	$90,020	$93,245	$30,309	$30,163
Net investment income	16,573	15,476	5,804	5,265
Realized investment losses	(111)	(423)	(227)	(259)
Other revenue / (loss)	335	18	141	(41)

Total revenues	106,817	108,316	36,027	35,128
Expenses:
Losses & loss adjustment expenses incurred	67,379	74,584	21,176	23,678
Other operating expenses	21,699	21,071	8,419	6,334

Total expenses	89,078	95,655	29,595	30,012

Income before federal income taxes	17,739	12,661	6,432	5,116
Income tax expense	6,058	4,364	2,173	1,833

Net income	$11,681	$8,297	$4,259	$3,283

Basic earnings per share of common stock	$1.22	$0.87	$0.44	$0.35

Diluted earnings per share of common stock	$1.21	$0.86	$0.44	$0.34

SCPIE Holdings Inc. and Subsidiaries

Supplemental Financial Data

(Dollars in Thousands)

	Nine Months Ended September 30 2007				Nine Months Ended September 30 2006
	Direct Healthcare Liability	Assumed Reinsurance (2) (3)	Other (5)	Total (4)	Direct Healthcare Liability	Assumed Reinsurance (2) (3)	Other (6)	Total (4)
Net written premium (1)	$95,817	$(229)		$95,588	$98,757	$179		$98,936
Net earned premium	$90,249	$(229)		$90,020	$93,066	$179		$93,245
Net investment income			$16,573	16,573			$15,476	15,476
Realized investment losses			(111)	(111)			(423)	(423)
Other revenue			335	335			18	18

Total revenue	90,249	(229)	16,797	106,817	93,066	179	15,071	108,316
Incurred loss and LAE	61,984	5,395		67,379	66,083	8,501		74,584
Other expenses	18,764	782	2,153	21,699	19,294	168	1,609	21,071

Net underwriting income / (loss)	$9,501	$(6,406)		3,095	$7,689	$(8,490)		(801)

Net investment income, other revenue & expense			$14,644	14,644			$13,462	13,462

Income before federal Income taxes				$17,739				$12,661

Net cash provided in operating activities				$880				$2,350

Loss ratio	68.7%				71.0%
Expense ratio	20.8%				20.7%

Combined ratio (GAAP)	89.5%				91.7%

1) Net written premium is a non-GAAP financial measure which represents the premiums charged on policies issued during a fiscal period less any reinsurance. Net written premium is a statutory measure of production levels. Net earned premium, a comparable GAAP measure, represents the portion of premiums written that is recognized as income in the financial statements for the periods presented and earned on a pro-rata basis over the term of the policies. A reconciliation of net written premium to net earned premium is provided herein.

2) Ratios are not shown for the Assumed Reinsurance columns, because of their run-off status produces ratios which are not meaningful.

3) The expense component for the Assumed Reinsurance segment includes the effect of the retrospective accounting treatment required by Financial Accounting Standards Board No. 113, more fully described in SCPIE's 2006 Annual Filing in Form 10K, page 42.

4) Ratios are not shown for the Total column, because inclusion of the discontinued Assumed Reinsurance results produce ratios which are no longer meaningful.

5) Other expenses in column relate to expenses associated with the strategic planning effort of SCPIE Holdings Inc.

6) Other expenses in column relate to a proxy challenge in 2006.

SCPIE Holdings Inc. and Subsidiaries

Supplemental Financial Data

(Dollars in Thousands)

	Three Months Ended September 30 2007				Three Months Ended September 30 2006
	Direct Healthcare Liability	Assumed Reinsurance (2) (3)	Other (5)	Total (4)	Direct Healthcare Liability	Assumed Reinsurance (2) (3)	Other (6)	Total (4)
Net written premium (1)	$8,020	$(9)		$8,011	$6,703	$(331)		$6,372
Net earned premium	$30,318	$(9)		$30,309	$30,494	$(331)		$30,163
Net investment income			$5,804	5,804			$5,265	5,265
Realized investment losses			(227)	(227)			(259)	(259)
Other revenue / (loss)		—	141	141			(41)	(41)

Total revenue	30,318	(9)	5,718	36,027	30,494	(331)	4,965	35,128
Incurred loss and LAE	20,147	1,029		21,176	21,679	1,999		23,678
Other expenses	6,472	642	1,305	8,419	6,031	260	43	6,334

Net underwriting income / (loss)	$3,699	$(1,680)		2,019	$2,784	$(2,590)		194

Net investment income, other revenue & expense			$4,413	4,413			$4,922	4,922

Income before federal Income taxes				$6,432				$5,116

Net cash provided in operating activities				$5,247				$3,670

Loss ratio	66.5%				71.1%
Expense ratio	21.3%				19.8%

Combined ratio (GAAP)	87.8%				90.9%

1) Net written premium is a non-GAAP financial measure which represents the premiums charged on policies issued during a fiscal period less any reinsurance. Net written premium is a statutory measure of production levels. Net earned premium, a comparable GAAP measure, represents the portion of premiums written that is recognized as income in the financial statements for the periods presented and earned on a pro-rata basis over the term of the policies. A reconciliation of net written premium to net earned premium is provided herein.

2) Ratios are not shown for the Assumed Reinsurance columns, because their run-off status produces ratios which are not meaningful.

3) The expense component for the Assumed Reinsurance segment includes the effect of the retrospective accounting treatment required by Financial Accounting Standards Board No. 113, more fully described in SCPIE's 2006 Annual Filing in Form 10K, page 42.

4) Ratios are not shown for the Total column, because inclusion of the discontinued Non-Core Healthcare Liability and Assumed Reinsurance results produce ratios which are not meaningful.

5) Other expenses in column relate to expenses associated with the strategic planning effort of SCPIE Holdings Inc.

6) Other expenses in column relate to a proxy challenge in 2006.

SCPIE Holdings Inc. and Subsidiaries

Supplemental Financial Data

(Dollars in Thousands)

Fixed-maturity portfolio	9/30/2007
U.S. government & agencies	$152,624	45.8%
Mortgage & asset-backed	57,532	17.3%
Corporate	122,786	36.9%

Total	$332,942	100.0%

Average quality		AAA
Effective duration		3.0
Yield to maturity		4.9%
Weighted average combined maturity		3.8

	Nine Months Ended		Three Months Ended
Total premiums	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Net written premium	$95,588	$98,936	$8,011	$6,372
Change in unearned premium	(5,568)	(5,691)	22,298	23,791

Net earned premium	$90,020	$93,245	$30,309	$30,163